SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 7, 2003

Date of Report

(Date of Earliest Event Reported)

ONYX SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	0-25361	91-1629814
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1100-112th Avenue NE, Suite 100, Bellevue, Washington 98004-4504

(Address of Principal Executive Offices) (Zip Code)

(425) 451-8060

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

On April 3, 2001, Onyx Software Corporation, a Washington corporation, announced preliminary financial results for the quarter ended March 31, 2003. Onyx also announced that it plans to implement cost-saving measures to lower total expenses toward the range of $15 million per quarter. A copy of the press release dated April 7, 2003 relating to these announcements is attached as Exhibit 99.1 and is incorporated into this current report by reference.

Item 7.    Financial Statements, Pro Forma Information and Exhibits

(c)	Exhibits

99.1	Press Release dated April 7, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX SOFTWARE CORPORATION

Dated: April 7, 2003	By:	/s/ BRIAN C. HENRY
Brian C. Henry Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 7, 2003